Exhibit 23.2

Consent of RSM US LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-230993) and related Prospectus of Pacific Premier Bancorp, Inc. of our report dated February 28, 2020, relating to the consolidated financial statements of Opus Bank and its subsidiaries for the year ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Irvine, California

June 8, 2020

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